                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

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[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         Hudson Valley Holding Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                                YONKERS, NY 10707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2003

         We will hold the annual meeting of shareholders of Hudson Valley Holding Corp., a New York corporation, at 21 Scarsdale Road, Yonkers, New York on May 12, 2003 at 10:00 a.m., local time, for the following purposes:

         1. To elect directors of the corporation to serve until the next annual meeting of shareholders.

         2. To act on such other matters as may be properly brought before the meeting or any adjournments, postponements or continuations of the meeting.

         The Board of Directors recommends that you vote FOR the election of all of the nominees for director.

         The Board of Directors has fixed the close of business on March 26, 2003, as the record date for the meeting. Only shareholders of record at the close of business at this time are entitled to notice of, and to vote at, the meeting or any adjournments, postponements or continuations of the meeting.

         All shareholders are invited to attend the meeting. To ensure your representation at the meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy.

         Your vote is important.

         To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed return envelope.

         April 11, 2003

                                   By Order of the Board of Directors

                                   James M. Coogan
                                   Secretary to the Board of Directors

                           HUDSON VALLEY HOLDING CORP.
                                21 SCARSDALE ROAD
                             YONKERS, NEW YORK 10707

                                 PROXY STATEMENT

         This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2003 annual meeting of shareholders of Hudson Valley Holding Corp. (the "Company"). Copies of this proxy statement are being mailed on or about April 11, 2003 to persons who were shareholders of record on March 26, 2003.

         The Company is a New York corporation founded in 1982. The Company is a registered bank holding company under the Bank Holding Company Act of 1956. The Company provides financial services through its wholly-owned subsidiary, Hudson Valley Bank (the "Bank"), a New York chartered commercial bank established in 1972. The Bank is an independent bank headquartered in Westchester County, New York.

DATE, TIME AND PLACE OF MEETING

         We will hold the 2003 annual meeting of shareholders on May 12, 2003, at 10:00 a.m., local time, at 21 Scarsdale Road, Yonkers, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

MATTERS TO BE CONSIDERED AT THE MEETING

         At the meeting, we will ask our shareholders to consider and vote upon the election of directors to serve until our next annual meeting.

         The shareholders will also consider and vote upon such other matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

VOTE REQUIRED

         A plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote is required to elect directors. With regard to the election of directors, you may vote in favor of, or withhold your vote from, each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. There is no cumulative voting with respect to the election of directors.

         Pursuant to applicable law, broker non-votes and abstentions will not be counted in favor of any proposal presented at the meeting or the election of any nominee for director. Abstentions and broker non-votes will also not count against the proposal to elect directors.

VOTING OF PROXIES

         Shares of our common stock represented by properly executed proxies received in time for the meeting, unless previously revoked, will be voted at the meeting as specified by the shareholders on the proxies. If a proxy is returned without any voting instructions, the shares represented thereby will be voted in favor of the election of directors, as recommended by the Board of Directors.

REVOCABILITY OF PROXIES

         If you give a proxy, you have the power to revoke it at any time before it is voted. You can do so in one of three ways. First, you can send a written notice to our Vice President, Shareholder Relations at the address given below stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to our Vice President, Shareholder Relations at the address given below. Third, you can attend the meeting and vote in person. You should send any written notice or new proxy card to:

                                 Carmela Gibson
                      Vice President, Shareholder Relations
                           Hudson Valley Holding Corp.
                                21 Scarsdale Road
                                Yonkers, NY 10707

         You may request a new proxy card by calling Carmela Gibson at (914) 961-6100.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM

         Only shareholders of record at the close of business on March 26, 2003, will be entitled to receive notice of and vote at the meeting. As of the record date 5,885,400 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter which holders of common stock are entitled to vote. A majority of the outstanding shares of common stock entitled to vote must be represented in person or by proxy at the meeting in order for a quorum to be present.

SOLICITATION OF PROXIES

         The Board of Directors may solicit proxies, the form of which is enclosed, for the meeting. The cost of any solicitation will be borne by the Company. Our officers, directors or regular employees may communicate with shareholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting proxies. We and our authorized agents will request brokers or other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by these persons and will reimburse their reasonable out-of-pocket expenses in forwarding the material.

PROPOSALS OF SHAREHOLDERS

         Shareholders of the Company who intend to present a proposal for action at the 2004 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice, received at the Company's principal executive offices not later than December 13, 2003 for such proposal to be included in the Company's proxy statement relating to such meeting. The proxies may use their discretionary power to vote against any shareholder proposal presented at the 2003 annual meeting if the Company did not have notice of the proposal by February 26, 2003.

FINANCIAL STATEMENTS

         Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 are being delivered to shareholders together with this proxy statement. Representatives of Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2002, are expected to attend the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The Audit Committee of the Board of Directors has not yet determined whether to reappoint Deloitte & Touche LLP to serve as the Company's auditors for the current year.

OTHER MATTERS

         The Board of Directors knows of no matters that are expected to be presented for consideration at the meeting that are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                              ELECTION OF DIRECTORS

         It is the intention of the persons named in the enclosed form of proxy to nominate and to vote the shares represented by such proxy for the election of all of the nominees listed below, unless such proxy specifies otherwise. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before this year's annual meeting. However, in the event that any of them shall become unavailable, the persons designated as proxies reserve the right to substitute another person of their choice when voting at the annual meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Security Ownership of Certain Beneficial Owners and Management," beginning on page 14.

NOMINEES FOR THE BOARD OF DIRECTORS

         All directors of the Company serve for a term of one year, until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. All of the nominees are currently serving as directors. The name and age of each nominee for election as director and his or her present position with the Company are:

          NAME                    AGE                    POSITION
          ----                    ---                    --------
James J. Landy................     48    President, Chief Executive Officer and Director
Stephen R. Brown..............     47    Senior Executive Vice President, Chief Operating Officer, Chief
                                         Financial Officer and Director
William E. Griffin............     70    Director and Chairman of the Board
James M. Coogan...............     60    Director and Secretary
Gregory F. Holcombe...........     41    Director
Angelo R. Martinelli..........     75    Director
Ronald F. Poe.................     64    Director
John A. Pratt Jr..............     72    Director
Cecile D. Singer..............     73    Director
Craig S. Thompson.............     49    Director

         JAMES J. LANDY has served as President and Chief Executive Officer since January 2001. He served as Executive Vice President of the Bank from December 1998 until December 2000 and as Manager of Strategic Relationships and Sales from September 1999 until December 2000. He served as Manager of Special Relationships from 1997 until 1999, as Senior Vice President and Manager of Municipal and Community Relationships from 1996 to 1997, and as Regional Vice President for Southern Westchester from 1988 to 1996. He has been a member of the Board of Directors since 2000. He has been employed by the Bank since 1977.

         STEPHEN R. BROWN has served as Senior Executive Vice President since January 2001. He has served as the Chief Operating Officer and Chief Financial Officer of the Company since 1997 and he served as Executive Vice President from 1997 until December 2000. Mr. Brown served as Senior Vice President and Chief Financial Officer of the Company from 1996 to 1997 and as Vice President and Controller from 1993 until 1996. He has been a member of the Board of Directors since 2000.

         WILLIAM E. GRIFFIN is an attorney and is a shareholder and President of Griffin, Coogan & Veneruso, P.C., a law firm located in Bronxville, New York. He has been a member of the Board of Directors since 1981 and Chairman of the Board since 1990.

         JAMES M. COOGAN is an attorney and is a shareholder and Vice President of Griffin, Coogan & Veneruso P.C., a law firm located in Bronxville, New York. He has been a member of the Board of Directors of the Company since 1994 and Secretary since 1997.

         GREGORY F. HOLCOMBE is Vice President of Supply Chain Management of Precision Valve Corporation, a maker of aerosol spray valves based in Yonkers, New York. Mr. Holcombe was previously

Vice President of Component and Machinery Sales from 1997 to 1999 and Financial Analyst Manager from 1995 to 1997 of Precision Valve Corporation. He has been a member of the Board of Directors of the Company since 1999.

         ANGELO R. MARTINELLI has been President of Gazette Press, Inc., a printing company located in Yonkers, New York since 1948. He has been a director of the Company since 1990.

         RONALD F. POE has been President of Ronald F. Poe & Associates, a private real estate investment firm in White Plains, New York, since February 1999; prior thereto, he was Senior Advisor of Legg Mason Dorman & Wilson, Inc., a real estate investment banking firm in White Plains from which he retired as Chairman and Chief Executive Officer in August 1998. Mr. Poe has been a director of the Company since 1997. He also serves as a member of the Board of Directors of Freddie Mac and Charter One Financial, Inc.

         JOHN A. PRATT JR. has served as a consultant to the Bank since 1996, advising the Bank on new business development and business retention. Mr. Pratt was previously the President and Chief Executive Officer of the Company, retiring in 1995. He has served as a director of the Company since 1983.

         CECILE D. SINGER has been a principal in Cecile D. Singer Consulting, a consulting firm located in Yonkers, New York, specializing in government relations since 1995. Ms. Singer has been a member of the Board of Directors since 1994.

         CRAIG S. THOMPSON has been the President and principal shareholder of Thompson Pension Employee Plans, Inc. a company located in New York City and specializing in pension administration and investment and insurance sales for over 17 years. Mr. Thompson has been a member of the Company's Board of Directors since 1988.

EXECUTIVE OFFICERS

         Certain information with respect to executive officers of the Company and of the Bank is set forth below. All executive officers are elected by the Board of Directors and serve until their successors are duly elected by the Board of Directors. Messrs. Landy, Brown and Griffin serve as executive officers of both the Company and the Bank, while the other individuals named below are executive officers of the Bank only. Biographical information concerning executive officers who are also members of the Board of Directors is given above under the caption "Nominees for the Board of Directors."

            NAME                  AGE                  POSITION
            ----                  ---                  --------
James J. Landy ...............     48    President, Chief Executive Officer and Director
Stephen R. Brown..............     47    Senior Executive Vice President, Chief Operating Officer, Chief
                                         Financial Officer and Director
Joseph L. Bellini, III........     62    Executive Vice President of the Bank
Michael P. Maloney............     41    Executive Vice President of the Bank
Mary B. Minieri...............     44    Executive Vice President of the Bank
Vincent T. Palaia.............     56    Executive Vice President and Chief Lending Officer of the Bank
Frank J. Skuthan..............     49    Executive Vice President of the Bank
William E. Griffin............     70    Director and Chairman of the Board

         JOSEPH L. BELLINI, III has served as Executive Vice President of the Bank since 1997. He became responsible for Top 100 VIP Relationships in 2000. From 1997 until 1999, Mr. Bellini was responsible for the Bank's Sales Group and Segment Leader for General Business. From 1996 until 1997, Mr. Bellini served as Senior Vice President of the Bank and Team Leader for Small Businesses. Prior to joining the Bank, Mr. Bellini was Vice President of Chase Manhattan Bank, serving the small business market in Westchester and Bronx counties in New York until 1996.

         MICHAEL P. MALONEY has served as Executive Vice President, Strategic Relationships and Sales of the Bank since January 2001. From May 2000 to December 2000, he served as Senior Vice President of the Bank. From January 1999 until May 2000, Mr. Maloney served as Vice President and Relationship Manager of the Bank. From August 1998 until January 1999, Mr. Maloney was an associate with the law firm of Gainsburg & Hirsch in New York City. From August 1995 to May 1998, Mr. Maloney attended law school. Mr. Maloney was previously employed by the Bank from February 1993 to August 1998 as a Credit Analyst and Relationship Manager.

         MARY B. MINIERI has served as Executive Vice President, Branch Administrator of the Bank since March 2002. She served as Senior Vice President, Branch Administrator of the Bank from October 1997 to February 2002. She served as Vice President, Branch Administrator of the Bank from November 1994 until October 1997. She has been employed by the Bank since 1989.

         VINCENT T. PALAIA has served as Executive Vice President and Chief Lending Officer of the Bank since 1997. From 1995 until 1997, Mr. Palaia served as Senior Vice President and Chief Lending Officer of the Bank, responsible for real estate and general business lending.

         FRANK J. SKUTHAN has served as Executive Vice President and Marketing Director of the Bank since August 2000. Prior to joining the Bank, he was: a Vice President and Senior Consultant at ANALYTIC, a subsidiary of True North Communications, from April to August 2000; the marketing director of the national tax practice at Ernst & Young LLP in New York from October 1996 to April 2000; and Senior Vice President of Marketing and Strategic Planning at NatWest Bank USA (now Fleet Bank) from June 1995 until June 1996.

THE BOARD OF DIRECTORS OF THE COMPANY, THE BANK AND ITS COMMITTEES

         The Company's Board of Directors convened 13 times in 2002. The Company's Board does not have any separate committees. Policy decisions for the Bank and its subsidiaries are often made by standing committees of the Board of Directors of the Bank. Each of the members of the Board of Directors of the Company is also a member of the Board of Directors of the Bank. No director, except Mr. Thompson, attended fewer than 75 percent of the meetings of the Board and the Committees of the Boards on which he or she has served.

         The Board of Directors of the Bank has several standing committees, including the Executive Committee, the Audit Committee and the Compensation and Organization Committee. The Executive Committee is comprised of 8 directors who are not Company or Bank employees and 2 directors who are employees. The Audit Committee is comprised of directors who are not Company or Bank employees. The Compensation and Organization Committee is comprised of 5 directors who are not Company or Bank employees and 2 directors who are employees.

         The Executive Committee is charged with responsibility for and authority regarding all financial matters of the Bank and its subsidiaries, including an annual review and approval of all policies related to the financial management of the Bank and the approval of the annual budget for the Bank and the Bank's subsidiaries. The Committee convened 12 times in 2002. Ms. Singer and Messrs. Thompson, Coogan, Griffin, Holcombe, Martinelli, Poe and Pratt served as non employee directors of this Committee, along with Messrs. Landy and Brown, the Company's 2 employee directors.

         The Compensation and Organization Committee is charged with: conducting performance reviews of all executive officers and certain other officers of the Bank and its subsidiaries; reviewing and approving all officer promotions; reviewing salary ranges by grade, staffing levels, vacancies, recruiting programs, benefit plans, pension plans and related investment performance; approving stock option plans and all grants of stock options; and reviewing the life insurance policies on executive officers. The Compensation Committee also reviews and approves personnel policies and engages consultants as required. The Committee convened 5 times in 2002. Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson, served as non employee directors of this Committee, along with Messrs. Landy and Brown, the Company's 2 employee directors.

         The Audit Committee is charged with the responsibility for overseeing the Company's internal control structure, and for the overall accuracy of the financial statements. The Committee also has the responsibility for and authority regarding the annual audit of the financial statements of the Company, the Bank, and its subsidiaries, for recommending to the Board of Directors the selection and termination of the independent Certified Public Accountant, for the ongoing examination of the operations of the Company, the Bank, and its subsidiaries, and for the issuance of ethics policies and monitoring compliance therewith. The Committee convened 4 times in 2002. During 2002, the Audit Committee members were Ms. Singer, Messrs. Pratt, Coogan and Thompson. Although the Company's shares are not listed on the New York Stock Exchange, the Company believes that the members of the Audit Committee would meet the standards of independence required for companies listed on the New York Stock Exchange.

         Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate this filing by reference, the Audit Committee Report, other information furnished pursuant to Item 7(d)(3) of Schedule 14A under the Securities Exchange Act, the Compensation Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee"), which consists entirely of outside directors, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

         In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditor's independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

         The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has not yet determined whether to reappoint Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2003. In making its determination, the Committee will consider price, quality of service and the potential benefits of rotating accounting firms.

                                                    John A. Pratt Jr, Chairman
                                                    James M. Coogan
                                                    Cecile D. Singer
                                                    Craig S. Thompson

PRINCIPAL ACCOUNTING FIRM FEES

         Set forth below is a summary of the fees paid for the year ended December 31, 2002 to the Company's principal accounting firm, Deloitte & Touche LLP.

Audit Fees                                           $ 260,000
Consulting fees relating to financial information
         systems design and implementation           $       0
All other fees                                       $  58,830(a)

(a)   Represents fees for tax consulting

COMPENSATION COMMITTEE REPORT

         The executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. The Committee is comprised of 5 outside directors and 2 employee directors. The employee directors' compensation is approved by the outside directors, who are not employed by the Company or the Bank.

         Compensation for executive officers consists of direct salary, incentive bonuses paid under the Bank's Incentive Compensation Plan, and stock options awarded under the Company's Stock Option Plan. The payment or awarding of compensation is approved by the Committee. Following approval by the Committee, the full Board of Directors approves the salary package for all executive officers and reviews the proposed payment of incentive compensation and granting of stock options.

         The Committee adheres to the practice that compensation for executive officers be directly and materially linked to Bank performance, individual performance, and to what is paid to individuals in similar positions within the industry. Following this practice, (1) salaries are related to overall Bank performance; (2) incentive compensation, an objective means of rewarding individual performance, is paid pursuant to the Incentive Compensation Plan based on achievement by the individual of objective goals and the Bank's performance with respect to profitability and financial strength; and (3) base salary and incentive compensation for executive officers are compared to the amounts of such compensation paid to individuals with reasonably similar responsibilities employed by banks that are similar in size and scope to the Company. In addition, from time to time, the Company retains outside consultants to determine the appropriateness of executive officer compensation.

         Regarding Messrs. Landy and Brown's compensation, the Committee has considered, in addition to the factors described above, the profitability and growth of the Company during their tenure as Chief Executive Officer and Chief Operating and Financial Officer, respectively.

                                                 Cecile D. Singer, Chairperson
                                                 Stephen R. Brown
                                                 William E. Griffin
                                                 James J. Landy
                                                 Angelo R. Martinelli
                                                 Ronald F. Poe
                                                 Craig S. Thompson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, Ms. Singer and Messrs. Griffin, Martinelli, Poe and Thompson, all of whom are non-employee directors, and Messrs. Landy and Brown as employee directors, served as members of the Compensation and Organization Committee. Messrs. Griffin, Martinelli and Thompson are shareholders and officers of firms that have performed services for the Company. Mr. Thompson has sold shares of the Company's common stock owned by him to the Company, and the Bank has made loans to Ms. Singer, Messrs. Griffin, Martinelli, Poe, Thompson, Landy and Brown. See "Certain Relationships and Related Transactions," which begins on page 12. Members of the Committee do not participate in deliberations concerning their own compensation. No executive officer of the Company has served as a director or a member of a compensation committee of another company of which any member of the Committee is an executive officer.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the Company's total stockholder return for the years 2000 (the Company's first year as a Registrant with the Securities and Exchange Commission), 2001 and 2002 based on prices as reported on the over-the-counter bulletin board with (1) the Russell 2000 and (2) the SNL $1 billion to $5 billion Bank Index.

                              [PERFORMANCE GRAPH]

                                                              PERIOD ENDED
                                    -----------------------------------------------------------------------------
TOTAL RETURN INDEX FOR:             12/31/99    6/30/00    12/31/00    6/30/01    12/31/01    6/30/02    12/31/02
-----------------------             --------    -------    --------    -------    --------    -------    --------
Hudson Valley Holding Corp.          100.0       120.18     127.57      139.35     162.55      177.64     200.32
Russell 2000                         100.0       103.04      96.98      103.73      99.39       93.92      79.03
SNL $1B-$5B Bank Index               100.0        90.19     113.48      137.61     137.88      167.44     159.16

The graph assumes $100 is invested on December 31, 1999 and dividends are reinvested. Returns are market-capitalization weighted.

                             EXECUTIVE COMPENSATION

         The following table provides information as to the compensation of the Company's Chief Executive Officer and the persons who, at the end of 2002, were the other four most highly compensated executive officers of the Company or the Bank (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                             -----------------
                                                      ANNUAL COMPENSATION    AWARDS/SECURITIES
                                                      -------------------        UNDERLYING        ALL  OTHER
     NAME AND PRINCIPAL POSITION             YEAR     SALARY($)    BONUS($)     OPTIONS(#)(1)    COMPENSATION($)
     ---------------------------             ----     ---------    --------     -------------    ---------------
James J. Landy..........................     2002       250,000     150,000        11,000            14,083(2)
President and Chief Executive                2001       225,000     135,000        10,890            12,050
Officer                                      2000       167,308      50,000         7,867            11,668

Stephen R. Brown........................     2002       240,000     135,000        10,670            14,288(2)
Senior Executive Vice President              2001       215,000     120,000        10,285            12,536
Chief Operating Officer and                  2000       184,231      80,000         8,983            12,332
Chief Financial Officer

Vincent T. Palaia.......................     2002       190,000      65,000         3,630            13,729(2)
Executive Vice President,                    2001       176,500      52,000         7,018            11,872
Chief Lending Officer of the Bank            2000       165,000      45,000         7,667            11,878

Michael P. Maloney......................     2002       165,000      80,000         5,115            13,323(2)
Executive Vice President                     2001       140,000      60,000         5,082            11,246
Strategic Relationships and Sales of         2000        89,430      22,000         2,040             6,929
the Bank

Frank J. Skuthan  ......................     2002       167,135      55,000         3,245            13,793(2)
Executive Vice President                     2001       152,255      47,500         1,210             5,081
Marketing Director of the Bank               2000        54,808      12,000         4,658               433

(1) The number of shares underlying options was adjusted to reflect a 10% stock dividend in December 2002, December 2001 and December 2000.

(2) Includes, for 2002: for Mr. Landy, $ 2,677 in group term life insurance premiums, $10,000 in employer contributions to the Company's Profit-sharing Plan and $1,406 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Brown, $ 2,578 in group term life insurance premiums, $10,000 in employer contributions to the Company's Profit-sharing Plan and $1,710 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Palaia, $1,770 in group term life insurance premiums, $10,000 in employer contributions to the Company's Profit-sharing Plan and $ 1,959 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Maloney, $1,836 in group term life insurance premiums, $10,000 in employer contributions to the Company's Profit-sharing Plan and $1,487 in employer matching contributions to the Company's Section 401(k) plan; for Mr. Skuthan, $1,935 in group term life insurance premiums, $10,000 in employer contributions to the Company's Profit-sharing Plan and $1,858 in employer matching contributions to the Company's Section 401(k) plan.

OPTION/STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

         The following table provides information as to options granted to the Named Executive Officers during 2002.

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                  NUMBER OF     PERCENT OF TOTAL                                     STOCK PRICE
                                 SECURITIES       OPTIONS/SARs    EXERCISE                         APPRECIATION FOR
                                 UNDERLYING        GRANTED TO      OR BASE                           OPTION TERM
                                OPTIONS/SARs      EMPLOYEES IN      PRICE      EXPIRATION       ---------------------
         NAME                GRANTED(#)(1),(2)    FISCAL YEAR     ($/SH)(2)      DATE            5% ($)       10% ($)
         ----                -----------------  ----------------  ---------   ----------        --------     --------
James J. Landy............        11,000              13.3%         $32.27      1/1/12          $223,300     $565,800
Stephen R. Brown..........        10,670              12.9%         $32.27      1/1/12          $216,601     $548,826
Vincent T. Palaia.........         3,630               4.4%         $32.27      1/1/12          $ 73,689     $186,714
Michael P. Maloney........         5,115               6.2%         $32.27      1/1/12          $103,835     $280,071
Frank J. Skuthan..........         3,245               3.9%         $32.27      1/1/12          $ 65,874     $166,911

(1) All options were granted on January 1, 2002 and were fully vested on grant, except for Mr. Skuthan whose options vest over a five-year period.

(2) The number of shares underlying options and the exercise price was adjusted to reflect a 10% stock dividend in December, 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table provides information as to options exercised by the Named Executive Officers during 2002. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002. Also reported are the values of "in the money" options, which represent the positive spread between the exercise price of outstanding stock options and the year-end price.

                                                                         NUMBER OF             VALUE OF
                                                                        UNEXERCISED          UNEXERCISED
                                                                      OPTIONS/SARs AT        IN-THE-MONEY
                                                                        FISCAL YEAR-       OPTIONS/SARSs AT
                                                                           END(#)         FISCAL YEAR-END($)(1)
                                                                      ---------------     -------------------
                               SHARES ACQUIRED ON      VALUE            EXERCISABLE/         EXERCISABLE/
        NAME                       EXERCISE(#)       REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
        ----                   ------------------    ----------       ---------------     -------------------
James J. Landy  ............          2,997            76,294              44,111/0        $     617,350/0
Stephen R. Brown............         18,843           453,976              33,305/0        $     298,258/0
Vincent T. Palaia...........         10,278           261,669              31,309/0        $     499,153/0
Michael P. Maloney..........              0                 0            13,591/330        $116,364/$2,895
Frank J. Skuthan............              0                 0           2,586/6,525        $49,314/$17,013

(1) Based on a value per share of common stock of $36.50 at December 31, 2002, based on the then most recent sale price of the common stock.

RETIREMENT PLANS

         Executive officers participate in the Company's Employee Savings Plan and the Company's Profit-sharing Plan. These defined contribution plans are available to employees generally and are qualified, respectively, under Section 401(k) and 401(a) of the Internal Revenue Code of 1986.

         Messrs. Landy and Palaia participate in the Company's 1995 Supplemental Retirement Plan, while Mr. Brown participates in the Company's 1997 Supplemental Retirement Plan. These plans are not qualified for tax purposes and are available only to executive officers. Benefits under these plans are unfunded. Pursuant to the 1995 Supplemental Retirement Plan, participating executive officers are entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 75% of the executive officer's highest base salary in any of the last 3 years of employment, less any retirement plan benefits provided to him by the Bank. Pursuant to the 1997 Supplemental Retirement Plan, a participating executive officer who retires is entitled to receive supplemental retirement benefits for a period of 15 years payable on a monthly basis. Supplemental benefits equal 60% of the average of the highest five years' annual base compensation paid to the executive during his last 10 years of employment, reduced by (1) the value of his qualified plan account as of the date of retirement; (2) the value of his 401(k) matching benefit as of the date of retirement; (3) 50% of his primary social security benefit; and (4) the value of any other retirement type benefits provided to him by the Company and its subsidiaries.

         The estimated annual benefits payable upon retirement at normal retirement age to each of the participating Named Executive Officers under the supplemental retirement plans are: $330,000 for Mr. Landy; $252,000 for Mr. Brown and $189,000 for Mr. Palaia. The Company has purchased life insurance to support its obligations under the supplemental retirement plans.

DIRECTOR COMPENSATION

         Each member of the Board of Directors who is not employed by the Company or its subsidiaries is entitled to a director's fee based on the number of years of service with the Board, the number of meetings attended and other factors. The directors' fees paid in 2002 for service on the Board of Directors of the Company and its subsidiaries were as follows: $67,000 for Mr. Griffin, $42,000 for Mr. Coogan, $42,000 for Mr. Holcombe, $52,000 for Mr. Martinelli, $44,000 for Mr. Poe, $44,000 for Mr. Pratt, $44,000 for Ms. Singer and $54,000
for Mr. Thompson.

         The Company permits directors to defer all or any portion of the directors' fees owed to them. The directors may elect to receive up to 50% of their fees in common stock of the Company.

         Directors who are not full-time employees of the Company or its subsidiaries participate in the Directors' Retirement Plan. This plan is designed to benefit all outside directors who serve 5 or more years as a director. Benefits are paid upon a director's retirement or resignation and are equal to a percentage of the aggregate annual fees paid to the director during the 12 months prior to the commencement of the benefit as determined by a vesting schedule based on the number of years served as a director. Benefits are payable for a period of up to 8 years after resignation or retirement, depending on the number of years of service as a director. Benefits under the plan are not funded. The following vesting schedule determines the annual benefit to directors:

                                        PERCENTAGE OF DIRECTOR'S FEES
                                        -----------------------------
NUMBER OF YEARS AS A DIRECTOR             PAYABLE AT RETIREMENT AGE
-----------------------------           -----------------------------
Less than 5 years                                     0%
5 years but less than 6                               5%
6 years but less than 7                              10%
7 years but less than 8                              20%
8 years but less than 9                              30%
9 years but less than 10                             40%
10 years but less than 11                            50%
11 years but less than 12                            60%
12 years but less than 13                            70%
13 years but less than 14                            80%
14 years but less than 15                            90%
15 years or more                                    100%

         Estimated annual benefits to each of the non-employee directors at normal retirement age under the Directors' Retirement Plan are: $81,000 to Mr. Griffin, $68,200 to Mr. Coogan, $164,400 to Mr. Holcombe, $35,000 to Mr. Martinelli, $53,800 to Mr. Poe, $24,000 to Mr. Pratt, $23,000 to Ms. Singer and $163,300 to Mr. Thompson.

         Mr. Pratt serves as a consultant to the Bank on matters relating to new business and business retention. The consulting contract calls for Mr. Pratt to make between 30 and 40 calls per month to the Bank's high income producing customers or to customers who have the potential to attain this status. For consulting services rendered in 2002, Mr. Pratt received a consulting fee of $60,000.

         Directors of the Company are eligible to receive options under the Company's 2002 Stock Option Plan. In 2002, the following directors were granted non-statutory options to purchase the following number of shares (adjusted to reflect a 10% stock dividend in December, 2002) of the Company's common stock under this plan:

Griffin             9,350                     Poe                     4,840
Coogan              5,720                     Pratt                   5,940
Holcombe            5,940                     Singer                  5,720
Martinelli          6,820                     Thompson                5,940

         Each option was fully vested upon receipt and will expire on January 1, 2012, the tenth anniversary of the date of grant.

REQUIRED REPORTING OF TRANSACTIONS

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons beneficially owning more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish to the Company copies of such reports. Based solely on the review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% stockholders were timely, except an inadvertent late filing of one Form 4 for John P. Abplanalp and one Form 4 for Gregory F. and Marie A. Holcombe both relating to a distribution in December 2002 of shares from a trust of which Mr. Abplanalp and Mrs. Holcombe are trustees. Additionally, there was an inadvertent late filing by Craig S. Thompson with respect to the sale of shares to the Company in March 2002. Form 4s reporting these transactions were promptly filed after each oversight was discovered.

                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

LOANS TO OFFICERS AND DIRECTORS

         The Bank makes loans to the Company's executive officers and directors, and businesses with which they are associated, in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount outstanding for all such loans was $8,462,732 in 2002, $9,115,586 in 2001 and $7,685,928 in 2000.

STOCK RESTRICTION AGREEMENTS

         The Company has required all employees and directors who acquire shares of common stock from the Company to enter into Stock Restriction Agreements that give the Company a right of first refusal on any shares of common stock that the shareholder wishes to transfer. Gifts to family members are not subject to the Company's right of first refusal, but the donee must enter into a Stock Restriction Agreement with the Company. Pursuant to the Stock Restriction Agreements, the Company may, but is not required to, purchase all of the shares offered upon the same terms and conditions as that offered by the prospective purchaser. The table below sets forth the aggregate number of shares and aggregate purchase price for shares purchased by the Company from executive officers, directors and beneficial owners of 5 percent or more of the common stock (considered together with members of their immediate family) pursuant to Stock Purchase Agreements in 2002, 2001 and 2000. The table excludes sales to the Company aggregating less than $60,000 per annum per executive officer, director or beneficial owner.

                                                                 STOCK PURCHASES BY THE COMPANY
                                            ----------------------------------------------------------------------
                                                     2002                    2001                   2000
                                            ----------------------  ----------------------  ----------------------
                                            (SHARES/DOLLAR AMOUNT)  (SHARES/DOLLAR AMOUNT)  (SHARES/DOLLAR AMOUNT)
Griffin...............................                      0                        0          3,930/$133,218
Palaia................................         2,647/$103,233                        0                       0
Pratt.................................          2,203/$85,410            2,000/$74,000                       0
Thompson..............................         7,110/$300,730           8,413/$320,710          5,509/$203,737

LOANS TO FIVE-PERCENT BENEFICIAL OWNERS

         The Bank makes loans to the beneficial owners of 5 percent or more of the Company's common stock and the immediate family members of such persons in the ordinary course of business. Such loans are made on the same terms and conditions, including interest rate and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. None of the loans involve more than the normal risk of collectibility or present other unfavorable features. The dollar amount per individual borrower for 2002, 2001 and 2000 is listed below:

BORROWER                                               2002          2001           2000
--------                                           ------------  ------------   -----------
BMW Machinery Co., Inc..........................   $  7,085,821  $  7,331,460   $ 6,111,833
J. Abplanalp....................................        797,963       971,554       737,086
M. Holcombe.....................................      1,000,627     1,164,282       594,928
W. Griffin......................................        766,253       900,505       902,354
G. Holcombe.....................................      1,071,065     1,234,720       468,928

CERTAIN OTHER RELATED PARTY TRANSACTIONS

         Messrs. Griffin and Coogan are shareholders of the law firm of Griffin, Coogan & Veneruso, P.C., which serves as the Company's general counsel. Griffin, Coogan & Veneruso, P.C. received fees approximating $928,000 in 2002, $792,000 in 2001 and $678,000 in 2000 for legal services performed on behalf of the Company and its subsidiaries, including fees for representing the Bank at loan closings which were paid directly by the borrower.

         Mr. Thompson is the President and principal shareholder of Thompson Pension Employee Plans, Inc., which has written life insurance policies supporting the Company's obligations under the supplemental retirement plans for executive officers. The total annual premiums approximated $497,000 in 2002, $416,000 in 2001 and $501,000 in 2000. Thompson Pension Employee Plans, Inc. also provides consulting services in exchange for a $6,000 fee.

         Mr. Martinelli is the President and principal shareholder of the Gazette Press, Inc., which received fees approximating $155,000 in 2002, $122,000 in 2001 and $95,000 in 2000 in exchange for printing services provided to the Company and its subsidiaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the "beneficial ownership" (as that term is defined in the rules of the Securities and Exchange Commission) of the common stock as of March 1, 2003, by (a) each Named Executive Officer and member of the Board of Directors, and (b) each other person known to be a beneficial owner of more than five percent of the common stock and (c) all executive officers and members of the Board of Directors as a group. Persons who hold options that are exercisable within 60 days of March 1, 2003 are deemed to own, beneficially, the shares of common stock that may be acquired on the exercise of such options. Such shares are deemed outstanding for purposes of computing the number of shares owned by the person holding the option, but not for any other purpose.

                                                     NUMBER OF SHARES      PERCENT OF OUTSTANDING
                                                     ----------------      -----------------------
                NAME                                 OF COMMON STOCK       SHARES OF COMMON STOCK
                ----                                 ----------------      -----------------------
BMW Machinery Co., Inc.(1)........................        356,569(1)                  6.1%
John P. Abplanalp(2)..............................      1,042,193(2)                 17.7
Marie A. Holcombe(3)..............................      1,066,248(3)                 18.1
James J. Landy ...................................         99,025(4)                  1.7
Stephen R. Brown..................................         63,944(5)                  1.1
Vincent T. Palaia.................................         72,756(6)                  1.2
Michael P. Maloney................................         17,488(7)                    *
Frank J. Skuthan..................................          5,789(8)                    *
William E. Griffin(9).............................        806,249(9)                 13.7
James M. Coogan...................................        170,949(10)                 2.9
Gregory F. Holcombe(11)...........................      1,066,248(11)                18.1
Angelo R. Martinelli .............................        121,570(12)                 2.1
Ronald F. Poe.....................................         34,550(13)                   *
John A. Pratt Jr..................................        102,781(14)                 1.7
Cecile D. Singer..................................         49,887(15)                   *
Craig S. Thompson.................................        208,218(16)                 3.5
All directors and executive officers as a group
   (15 persons)...................................      2,263,084(17)                36.8%

*        Less than 1% of the outstanding shares of common stock.

(1) The address for BMW Machinery Co., Inc. is P.O. Box 309, Yonkers, New York 10702.

(2) The address for John P. Abplanalp is 700 Nepperhan Avenue, Yonkers, New York 10702. Includes 356,569 shares owned by BMW Machinery Co., Inc. (of which Mr. Abplanalp is a principal shareholder); 571,210 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 76,457 shares held in trusts for the benefit of the children of John P. Abplanalp or the children of Gregory F. and Marie
         A. Holcombe (for which John P. Abplanalp serves as trustee) and 1,823 shares in trusts for the children of John P. Abplanalp.

(3) The address for Marie A. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. Mrs. Holcombe is the wife of Gregory F. Holcombe. Includes 356,569 shares owned by BMW Machinery Co., Inc. (of which Mrs. Holcombe is a principal shareholder); 571,210 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 76,457 shares held in trusts for the benefit of the children of Marie A. Holcombe or the children of John P. Abplanalp (for which Marie A. Holcombe serves as trustee), plus 707 shares held in a trust for the benefit of her children and 910 shares in a trust for her daughters. The table also includes 11,940 shares which may be acquired by Mrs. Holcombe's husband, Gregory F. Holcombe, upon the exercise of options.

(4) Includes 54,111 shares which may be acquired upon the exercise of options.

(5) Includes 43,005 shares which may be acquired upon the exercise of options.

(6) Includes 34,609 shares which may be acquired upon the exercise of options.

(7) Includes 16,996 shares which may be acquired upon the exercise of options.

(8) Includes 5,789 shares which may be acquired upon the exercise of options.

(9) The address for William E. Griffin is Griffin, Coogan & Veneruso, P.C., 51 Pondfield Road, Bronxville, NY 10708. Includes 571,210 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees. The table also includes 15,000 shares which may be acquired upon the exercise of options.

(10) Includes 5,200 shares which may be acquired upon the exercise of options and 53,513 shares held by the William E. Griffin Irrevocable Trust of which Mr. Coogan is trustee.

(11) The address for Gregory F. Holcombe is 700 Nepperhan Avenue, Yonkers, New York 10702. Mr. Holcombe is the husband of Marie A. Holcombe. Includes 356,569 shares owned by BMW Machinery Co., Inc.; 571,210 shares held by the R.H. Abplanalp Grantor Retained Annuity Trusts of which John P. Abplanalp, Marie A. Holcombe and William E. Griffin are co-trustees, and 76,457 shares held in trusts for the benefit of the children of Marie A. Holcombe or the children of John P. Abplanalp (for which Marie A. Holcombe serves as trustee), plus 707 shares held in a trust for the benefit of his children and 910 shares in a trust for his daughters. Beneficial ownership of all these shares may be attributed to Mr. Holcombe through his wife. The table also includes 11,940 shares that may be acquired by Mr. Holcombe upon the exercise of options.

(12) Includes 6,500 shares which may be acquired upon the exercise of options.

(13) Includes 4,000 shares which may be acquired upon the exercise of options.

(14) Includes 36,853 shares which may be acquired upon the exercise of options.

(15) Includes 4,400 shares which may be acquired upon the exercise of options.

(16) Includes 16,466 shares which may be acquired upon the exercise of options.

(17) Includes 268,690 shares which may be acquired upon the exercise of options.

                          HUDSON VALLEY HOLDING CORP.

       This proxy is being solicited on behalf of the Board of Directors

The undersigned shareholder hereby appoints Angelo R. Martinelli, Cecile D. Singer and Craig S. Thompson or any one of them with full power to act alone as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of common stock of Hudson Valley Holding Corp. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 12, 2003, or any adjournments thereof.

ELECTION OF DIRECTORS

     FOR all nominees listed below (except as marked to the contrary as
     described below)                                                    [ ___ ]

     James J. Landy, Stephen R. Brown, William E. Griffin, James M. Coogan, Gregory F. Holcombe, Angelo R. Martinelli, Ronald F. Poe, John A. Pratt Jr., Cecile D. Singer, Craig S. Thompson

     WITHHOLD AUTHORITY to vote for all of the nominees listed above     [ ___ ]

     (INSTRUCTION: to withhold authority to vote for any individual nominee only, cross out the nominee's name above.)


     In the proxy's sole discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.





THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES NAMED IN THIS PROXY TO THE BOARD OF DIRECTORS



Dated: ___________, 2003



_________________________________
Signature

_________________________________
Additional Signature (if held jointly)

        (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.)

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE